UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2021

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Thursday, August 19, 2021, Lordstown Motors Corp. (“Lordstown” or the “Company”) held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). The final results of voting on each of the matters submitted to a vote of the Company’s stockholders of record as of July 1, 2021 (the “Stockholders”) at the 2021 Annual Meeting are as follows:

1. The Stockholders re-elected each of the following nominees as a director to serve for a three-year term or until his or her successor has been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jane Reiss	40,785,227	47,447,667	39,359,547
Dale Spencer	85,554,433	2,678,461	39,359,547

2. The Stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, as set forth below.

Votes For	Votes Against	Abstentions
126,332,191	954,613	305,637

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Thomas V. Canepa
	Name:	Thomas V. Canepa
	Title:	General Counsel and Corporate Secretary
Date: August 23, 2021